United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 22, 2004

Black Warrior Wireline Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-18754	11-2904094

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Rosecrest Lane, Columbus, Mississippi 39701

(Address of principal executive offices)

Registrant’s telephone number, including area code: (662) 329-1047

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

Written communications pursuant to Rule 425 under the Securities Act
Soliciting material pursuant to Rule 14a-12 under the Exchange Act
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of business acquired.
Not applicable

(b)	Pro forma financial information
Not applicable

(c)	Exhibits:

99.1 Press release dated November 22, 2004 (New Financing)

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Warrior Wireline Corp.

Dated: November 22, 2004	By:	/s/ William L. Jenkins William L. Jenkins, President